UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Prospect Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PROSPECT CAPITAL CORPORATION

10 East 40th Street, 42nd Floor
New York, NY 10016

PROXY STATEMENT SUPPLEMENT

YOUR PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PROSPECT CAPITAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

To be held on December 18, 2023

The Board of Directors (the “Board”) of Prospect Capital Corporation (the “Company”), is filing and making this supplement available to the Fund’s stockholders in connection with the solicitation by the Board of proxies to be voted at the Fund’s Annual Meeting of Stockholders (the “2023 Annual Meeting”) to be held on Monday, December 18, 2023. The information in this supplement modifies and supplements some of the information included in our proxy statement for the 2023 Annual Meeting (the “Proxy Statement”).

On September 28, 2023, the audit committee (the “Audit Committee”) of the Board of Directors of the Company approved the appointment of Deloitte & Touche LLP (“Deloitte”), as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024, effective immediately concurrent with the dismissal of BDO USA, P.C. (“BDO”).

During the Company’s two most recent fiscal years (fiscal years ended June 30, 2023 and 2022), respectively, and the subsequent interim period through September 28, 2023, neither the Company nor anyone on its behalf consulted Deloitte regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

BDO’s reports on the Company’s consolidated financial statements for the fiscal years ended June 30, 2023 and 2022, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended June 30, 2023 and 2022, respectively, and the subsequent interim period through September 28, 2023, there were no (i) disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in its reports covering the Company’s consolidated financial statements for such periods and (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the disclosure of the material weaknesses in the Company's internal control over financial reporting as disclosed in Part II, Item 9A of the Company's Annual Report on Form 10-K for the year ended June 30, 2022 which were remediated as previously disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023. The Audit Committee has discussed the subject matter of the above referenced reportable event with BDO and the Company has authorized BDO to respond fully to the inquiries of Deloitte concerning the subject matter of such reportable event.

The Company provided BDO with a copy of the foregoing disclosure in accordance with the requirements of Instruction 2 to Item 304 of Regulation S-K. BDO did not indicate that it believed the foregoing disclosure was incorrect or incomplete.

The Fund expects that a representative of BDO will be present virtually at the Annual Meeting and will have an opportunity to make a statement if the representative so chooses and will be available to respond to appropriate questions.

Except as specifically set forth herein, this Supplement does not modify any other disclosures presented in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 18, 2023

The following materials relating to this Proxy Statement are available at https://vote.proxyonline.com/prospect/docs/psec.pdf:

- this Proxy Statement;
- the accompanying Notice of Annual Meeting; and
- the Company’s Annual Report for the fiscal year ended June 30, 2023.